Siam Tower
                               The Lease Agreement

     This lease agreement is made at the Bangkok Intercontinental Hotels Co., Ltd. on November 23rd, 1997.

                                     Between

     Bangkok Intercontinental Hotels Co., Ltd. located at 979 Rama I Road, Pathumwan Sub-District, Pathumwan District, Bangkok Metropolis. Herein referred to as "The Lessor" of one part.

                                      With

     King Power Tax Free Co., Ltd. located at 989 Siam Tower 26-27 Floors, Rama I Road, Pathumwan Sub-District, Pathumwan District, Bangkok Metropolis. The leased area is 26th Floor of Siam Tower. The authorized director acting on behalf of the company is Mr. Viratana Suntaranond. Herein referred to as "The Lessee" of the other part.

Whereas:

(A) The Lessor is the owner of the tower named "Siam Tower". The address is 989 Rama I Road, Pathumwan Sub-District, Pathumwan District, Bangkok Metropolis (Herein after referred to as "Office Building") and

(B) The Lessee wishes to lease and The Lessor agree to let lease the Office Building area.

     Both parties have read and understood all the rules and conditions of the lease, as attached within this agreement, and accept as part of this agreement. The scope of this agreement is as follows;

1. The Lessor agrees to let lease and The Lessee agree to lease the Office Building area on 27th Floor, consisting of 1,364 Sq.m. of space, where both parties have inspected the said area, (herein referred to as "the Leasing Space"). The location plan has been highlighted as attached within is part of this agreement.

2. The duration of this agreement starts from January 1st, 1998 until October 31st, 2000, at the rent rate of 148 Baht/Sq.m.

3. The Lessee agrees to pay the rent to The Lessor from January 1st, 1998, at the monthly rate of 148 Baht/Sq.m. (One hundred and forty eight baht only). The total amount of 201,872 Baht/month (Two hundred and one thousand eight hundred and seventy two baht only).

4.   The Lessee agrees to utilize the space for office use only.

5. The Lessee shall furnish the leased space and start occupation by _________________. If The Lessee is unable to occupy the leased space as scheduled due to factors beyond The Lessee's control as stated in section 13 of the lease conditions, and The Lessee shall notify The Lessor in writing within 3 days. If The Lessor grants approval of the notification or if the hand over of the leased space to The Lessee is late as stated in section 2 of the lease conditions, The Lessor shall postpone collection of the rent and fees until the matters are resolved.

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6.   As lease agreement  guarantee  against default of The Lessee and damages to
     The Lessor, a deposit of the amount of highest rent rate, for 3 (three) months will be submitted to The Lessor. Totaling 605,616 Baht (Six hundred and five thousand six hundred and sixteen baht only). On the date of the lease agreement, The Lessee has already deposited the guarantee to The Lessor at the sum of 605,616 Baht (Six hundred and five thousand six hundred and sixteen baht only).

7. Prior to any decoration for the lease space, The Lessee must deposit a sum of 80,000 baht(Eighty thousand baht only) against any damages due to the lease space being furnished. Check payment must be honored before any decoration commences.

8. All check payments to The Lessor must be honored before payments are received in full.


     This lease agreement is made in two duplicates. Both parties have read and acknowledged the agreement to be two of the same, and affix their signatures and corporate seal (if any) in the presence of the witnesses.

The Lessor:                                        The Lessee:
Bangkok Intercontinental Hotels Co., Ltd.          King Power Tax Free Co., Ltd.

           -Signature-                                      -Signature-
---------------------------------                  -----------------------------
(Mr. Panas Simasathien)                            (Mr. Viratana Suntaranond)

           -Signature-
---------------------------------
(Mrs. Chadatip Jutrakoon)

Witnesses

-Signature-
-------------------------------
(Mrs. Parnjai Tongurai)

-Signature-
-------------------------------
(Mr. Narunard Numahud)